UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 14, 2008

BIO-PATH HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Utah	333-105075	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3293 Harrison Boulevard, Suite 230
Ogden, Utah 84403
(Address of principal executive offices) (Zip Code)

801-399-5500
(Registrant’s telephone number, including area code)

Ogden Golf Co. Corporation 1661 Lakeview Circle Ogden, UT 84403
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On February 19, 2008, the Registrant, Bio-Path Holdings, Inc. (fka Ogden Golf Co. Corp), filed a Form 8-K to announce the completion of a merger transaction with Bio-Path, Inc.  Item 5.03 of the Form 8-K erroneously stated that the Registrant had changed its fiscal year end from June 30 to September 30.  Item 5.03 should have stated that the Registrant changed its fiscal year end to December 31st.  Item 5.03 of the Form 8-K filed on February 19, 2008 is amended to read as follows:

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of the Merger Transaction, the Company’s Articles of Incorporation were amended to (i) change the Company’s name from Ogden Golf Co. Corporation to Bio-Path Holdings, Inc., and (ii) to increase the number of shares of common stock authorized from 100,000,000 to 200,000,000 and the number of shares of Preferred Stock authorized from 5,000,000 to 10,000,000. In connection with the Merger, the Company’s board of directors determined on February 15, 2008 to change the fiscal year of the Company so that it ends on December 31,corresponding with the fiscal year end of Bio-Path, Inc.  The Company’s report covering the relevant transition period will be filed on Form 10-KSB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.:
(Registrant)

Date:  February 21, 2008
By:  /s/ Peter Nielsen______________________
Peter Nielson, CEO/President